                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                                 LANDACORP, INC.

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           --------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.      Title of each class of securities to which transaction applies:

      2.      Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4.      Proposed maximum aggregate value of transaction:

      5.      Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.     Amount Previously Paid:

      2.     Form, Schedule or Registration Statement No.:

      3.     Filing Party:

      4.     Date Filed:

                                 LANDACORP, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 22, 2001



TO THE  STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Landacorp, Inc., a Delaware corporation (the "Company"), will be held on March 22, 2001 at 10:00 a.m., local time, at the Company's offices located at 4151 Ashford Dunwoody Road, Suite 505, Atlanta, GA 30319 for the following purposes:

        1. To approve the amendment to the Certificate of Incorporation of Landacorp, Inc., and to authorize the officers of Landacorp, Inc. to take all necessary action, to effect an increase in the authorized Common Stock of Landacorp, Inc. from 15,000,000 shares to 50,000,000 shares;

        2. To approve the amendment of the Company's 1998 Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 3,000,000 to 6,500,000 shares;

        3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        These items of business are more fully described in the Proxy Statement accompanying this notice.

        Only stockholders of record at the close of business on January 31, 2001 are entitled to notice of and to vote at the meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

                                      By order of the Board of Directors


                                      /s/ Stephen P. Kay

                                      Stephen P. Kay
                                      Secretary


Atlanta, Georgia

March 7, 2001


--------------------------------------------------------------------------------
  IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE
IN ORDER TO INSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF
                          MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 LANDACORP, INC.

                               PROXY STATEMENT FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                           --------------------------
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed Proxy is solicited on behalf of the Board of Directors of Landacorp, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders (the "Special Meeting") to be held on March 22, 2001, at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the Company's principal executive offices located at 4151 Ashford Dunwoody Road, Suite 505, Atlanta, GA 30319. The Company's telephone number at that address is
(404) 531-9956.


        These proxy solicitation materials were mailed on or about March 7, 2001 to all stockholders entitled to vote at the Special Meeting. The Company's Board of Directors has unanimously approved the matters being submitted for stockholder approval at the Special Meeting and recommends that stockholders vote in favor of each proposal.


RECORD DATE AND SHARE OWNERSHIP

        Stockholders of record at the close of business on January 31, 2001 (which we will refer to as the "Record Date" throughout this Proxy Statement) are entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. The Company has one series of Common Shares issued and outstanding, designated as Common Stock, $0.001 par value per share and one series of undesignated Preferred Stock, $0.001 per share. As of the Record Date, 15,000,000 shares were authorized and 14,921,931 shares of the Company's Common Stock were issued and outstanding. As of the Record Date, 8,000,000 shares of the Company's Preferred Stock were authorized and no shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not revoke any proxy unless the attendee votes in person at the Special Meeting.

SOLICITATION

        The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by certain of the Company's officers, directors and regular employees, without compensation, personally or by telephone or telecopy.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

        Votes cast by proxy or in person at the Annual Meeting ("Votes Cast") will be tabulated by the Inspector of Elections (the "Inspector") who will be an employee of the Company. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

        The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, that shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for (i) the approval of the amendment of the Company's Certificate of Incorporation to increase the Company's authorized Common Stock from 15,000,000 to 50,000,000;
(ii) the increase in the number of shares reserved for issuance under the Company's 1998 Equity Incentive Plan from 3,000,000 to 6,500,000 shares; and
(iii) upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

        If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

        In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Proposals which are intended to be presented by stockholders at the Company's next annual meeting of stockholders, which is proposed to be held on June 28th, 2001, must be received by the Company no later than March 2nd, 2001, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                   BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of January 31, 2001 by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director, (iii) the Company's Chief Executive Officer and each of the other executive officers of the Company other than the Chief Executive Officer whose total salary and bonus for fiscal year 1999 exceeded $100,000 (together, the "Named Officers") and (iv) all named officers and directors as a group.

        Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The number and percentage of shares beneficially owned are based on 14,921,931 shares of Common Stock outstanding as of January 31, 2001. Shares of Common Stock subject to options that are currently exercisable or exercisable within sixty days of January 31, 2001 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The number of shares of Common Stock outstanding after this offering includes shares of Common Stock being offered and does not include the shares that are subject to the underwriters' over-all option. Unless otherwise indicated, the address for each listed stockholder is the same as Landacorp's.


                                                     NUMBER OF     PERCENTAGE OF
                                                       SHARES          SHARES
                                                    BENEFICIALLY    BENEFICIALLY
NAME OF BENEFICIAL OWNER                               OWNED           OWNED
------------------------                            ------------   -------------
Entities affiliated with Bedrock Capital
  Partners I, LP (1)  .........................       1,750,000        11.7%
  One Boston Place, Suite 3310
  Boston, MA 02108
Greylock IX Limited Partnership ...............       2,500,000        16.7%
  One Federal Street
  Boston, MA 02110
Sequoia Capital VII (2) .......................       2,500,000        16.7%
3000 Sand Hill Road, Building 4, Suite 780
  Menlo Park, CA 94025
Eugene Santa Cattarina ........................         847,217         5.6%

Bryan Lang ....................................         583,140         3.9%
Gilbert Lang (3) ..............................          78,077            *
Beulah Lang (4) ...............................          78,077            *
Jason Rosenbluth, M.D. (5) ....................       1,755,208        11.7%
  One Maritime Plaza, 5th Floor
  San Francisco, CA 94111
Howard Cox (6) ................................       2,505,208        16.7%
  One Federal Street
  Boston, MA 02110
Thomas Stephenson (7) .........................       2,505,208        16.7%
3000 Sand Hill Road, Building 4, Suite 780
  Menlo Park, CA 94025
Jerome Grossman, M.D. (8) .....................          38,773            *
  72 Spooner Road
  Chestnut Hill, MA 02617
Michael S. Miele ..............................       1,289,778
Stephen Kay ...................................         300,000         8.6%
David Brown ...................................         151,041         2.0%
Marlene McCurdy ...............................         100,694            *
All directors and executive officers as a group
  (10 persons) (9) ............................      10,076,267        67.3%


----------
* Less than 1% of the outstanding shares of Common Stock.

(1) Includes 1,575,000 shares held by Bedrock Capital Partners I, LP, 87,500 shares held by Credit Suisse First Boston Bedrock Fund, L.P., 6,260 shares held by Chris Paul, 6,250 shares held by Theodore Ridgeway, and 75,000 shares held by the VBW Employee Bedrock Fund, LP. Bedrock General Partner I, LLC is a general partner of Bedrock Capital Partners I, LP and of VBW Employee Bedrock Fund, LP.

(2) Includes 2,287,000 shares held by Sequoia Capital VII, 100,000 shares held by Sequoia Technology Partners VII, 46,400 shares held by SQP 1997, 26,,100 shares held by Sequoia 1997 LLC and 40,000 shares held by Sequoia International Partners. SC VII-A Management Company LLC is a general partner of Sequoia Capital VII, Sequoia Technical Partners VII and Sequoia International Partners.

(3)  Gilbert and Beulah Lang are Bryan Lang's parents.

(4)  Includes 78,077 shares of Common Stock owned by her spouse, Gilbert Lang.

(5) Includes 1,750,000 shares held by Bedrock Capital Partners I, LP and its affiliates, as listed in note 1 above, and 5,208 shares of Common Stock exercisable within 60 days of January 31, 2001. Dr. Rosenbluth is a co-founder and managing partner of Bedrock General Partner I, LLC, the general partner of Bedrock Capital Partners I, LP and of VBW Employee Bedrock Fund, LP. Dr. Rosenbluth disclaims beneficial ownership of the shares held by the entities or persons listed in note 1 above, except to the extent of his direct pecuniary interest in the shares. Bedrock General Partner I, LLC has voting and disposition power over the shares underlying the options held by Dr. Rosenbluth.

(6) Includes 2,500,000 shares held by Greylock IX Limited Partnership, and 5,208 shares of Common Stock exercisable within 60 days of January 31, 2001. Mr. Cox is a general partner of Greylock IX GP Limited Partnership, which is a general partner of Greylock IX Limited Partnership. Mr. Cox disclaims beneficial ownership of tile shares held by Greylock IX Limited Partnership, except to the extent of his direct pecuniary interest ill tile shares.

(7) Includes 2,500,000 shares held by Sequoia Capital VII and its affiliates, as listed in note 2 above, and 5,208 shares of Common Stock exercisable within 60 days of January 31, 2001. Mr. Stephenson is a managing member of SC VII-A Management Company LLC, the general partner of Sequoia Capital VII, Sequoia Technology Partners VII and Sequoia International Partners. Mr. Stephenson disclaims beneficial ownership of the shares held by the entities listed in note 2 above, except to the extent of his direct pecuniary interest in the shares.

(8) Includes 38,773 shares of Common Stock issuable upon the exercise of options exercisable within sixty days of January 31, 2001.

(9) Includes 49,189 shares of Common Stock issuable upon the exercise of options exercisable within sixty days of January 31, 2001. Includes 1,750,000 shares held by Bedrock Capital Partners 1, LP and its affiliates, as listed in notes 1 and 6 above, 2,500,000 shares held by Greylock IX Limited Partnership, as listed in note 7 above, and 2,500,000 shares held by Sequoia Capital VII and its affiliates, as listed in notes 2 and 8 above.

                                 PROPOSAL NO. 1
              APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

        Under Landacorp's Amended and Restated Certificate of Incorporation currently in effect, there are 15,000,000 shares of Common Stock and 8,000,000 shares of Preferred Stock authorized for issuance. As of January 31, 2001, there were 14,921,931 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. On October 31, 2000, Landacorp's Board of Directors approved an amendment to the Amended and Restated Certificate of Incorporation subject to stockholder approval, to increase the shares of Common Stock authorized for issuance by 35,000,000 shares, bringing the total number of common shares authorized for issuance to 50,000,000. At the Special Meeting, the stockholders are asked to approve this amendment to the Amended and Restated Certificate of Incorporation. The amendment shall become effective upon the filing with the Secretary of State of Delaware of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the "Certificate of Amendment"), substantially in the form attached hereto as Appendix A.

        The principal purpose of the proposed increase in the number of authorized shares of Common Stock is to authorize a sufficient number of additional shares of common stock so that Landacorp may fulfill certain obligations to former shareholders of Promedex and PatientCentrix, which Landacorp acquired in October, 2000. Landacorp is contractually obligated to submit the proposed increase to its stockholders pursuant to the terms of the merger agreement with PatientCentrix. In the Promedex and PatientCentrix transactions, Landacorp agreed to issue an aggregate 1,157,000 shares of Common Stock and to reserve an aggregate 1,582,532 shares of Common Stock for issuance upon exercise of options assumed by Landacorp. Thirty percent (30%) of such Landacorp Common Stock and options held by employees of PatientCentrix are subject to forfeiture in the event of such employee's termination under certain circumstances. Landacorp has agreed to refund the exercise price paid by an employee with respect to any forfeited shares purchased pursuant to the exercise of an option.

        Another purpose of the proposed increase is to make additional shares of authorized Common Stock available for use by the Board of Directors as it deems appropriate or necessary. For example, such shares may be needed in connection with future stock dividends or stock splits, raising additional capital through the sale of Landacorp's securities, providing options or other stock incentives to Landacorp's employees, consultants or others, acquisition of another company or its business assets, or establishing a strategic relationship with a corporate partner. The Board of Directors believes that this ability to issue stock in such instances is crucial to Landacorp's future success. The Board of Directors has no other agreement, arrangement, plan or understanding with respect to any such issuance of any such shares of Common Stock.

        If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law and regulations of any stock exchange or market on which the Company's securities are traded. Holders of Landacorp's securities as such have no statutory preemptive rights with respect to issuances of Common Stock.

        The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

POTENTIAL ANTI-TAKEOVER EFFECT

        The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change-in-control of Landacorp without further action by the stockholders. Shares of authorized and unissued Common Stock could (within limits imposed by applicable law and regulations of any stock exchange or market on which the Company's securities are traded) be issued in one or more transactions that would make a change-in-control of Landacorp more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Landacorp's Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of Landacorp.

DESCRIPTION OF CAPITAL STOCK

        General. Landacorp's Amended and Restated Certificate of Incorporation currently in effect authorizes the issuance of up to 15,000,000 shares of Common Stock, par value $0.001 per share, and 8,000,000 shares of Preferred Stock, par value $0.001 per share. This description is only a summary. You should refer to the amended and restated certificate of incorporation and bylaws which have been filed with the Securities and Exchange Commission as exhibits to our registration statement as amended. As of January 31, 2001, 14,921,931 shares of Common Stock were outstanding. As of January 31, 2001, we had approximately 2,700 stockholders of record.

        Common Stock. Each holder of Common Stock is entitled to one vote for each share on all matters to be voted upon by the stockholders. There are no cumulative voting rights. Subject to preferences to which holders of Preferred Stock issued in the future may be entitled, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock would be entitled to share in the Company's assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted the holders of any then outstanding shares of preferred Stock. Holders of Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock which the Company may designate in the future.

        Preferred Stock. The Board of Directors is authorized, without stockholder approval, from time to time to issue up to an aggregate of 8,000,000 shares of Preferred Stock, $0.001 par value per share, in one or more series, each of such series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board of Directors. The rights of the holders of Common Stock will be subject to, and may be adversely affected by , the rights of holders of any Preferred Stock that may be issued in the future. Issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could either have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the outstanding stock of the Company. The Company has no present plans to issue any shares of Preferred Stock.

        Registration Rights.

        1998 Investor Rights Agreement. Pursuant to the terms of the Investor Rights Agreement dated February 27, 1998 (the "1998 Registration Rights Agreement"), the holders of 6,800,000 shares of Common Stock issued upon conversion of the Company's Series D Preferred Stock, holders of any Common Stock issued as a dividend or distribution, and their permitted transferees are entitled to rights with respect to the registration of such shares under the Securities Act. The holders of at least 30% of these securities may require the Company, subject to limitations to file a registration statement if the aggregate gross offering price is at least $15,000,000. The Company is not required to effect (i) more than two such registrations pursuant to such demand registration rights, including the Company's initial public offering, which occurred on February 8, 2000; (ii) a registration during the period in which any other registration statement has been filed and for a period of 180 days after such registration has been declared effective; or (iii) a registration for a period not to exceed 90 days, if the Board of Directors of the Company has made a good faith determination that such registration would be seriously detrimental to the Company or to its stockholders. Furthermore, pursuant to the terms of the 1998 Investor Rights Agreement, the holders of these securities are entitled to registration rights in connection with any registration by the Company and its securities for its own account or the account of other security holders. In the event that the Company proposes to register any shares of Common Stock under the Securities Act, the holders of such piggyback registration rights are entitled to receive notice of such registration and are entitled to include their shares therein.

        At any time after the Company becomes eligible to file a registration statement on Form S-3, holders of $500,000 of registrable securities may require the Company to file registration statements on Form S-3 under the Securities Act with respect to their shares of Common Stock. The Company is not required to effect more than two such registrations in any twelve month period.

        Each of the foregoing registration rights is subject to conditions and limitations, including the right of the underwriters in any underwritten offering to limit the number of shares of registrable securities to be included in such registration. The registration rights with respect to any holder thereof terminate upon the earlier of February 8, 2005 or when the shares held by such holder may be sold under Rule 144 during any ninety day period. The Company is required to bear all of the expenses of all such registrations, except underwriting discounts and commissions. Registration of any of the registrable securities would result in such shares becoming freely tradable without restriction under the Securities Act immediately upon effectiveness of such registration. The 1998 Investor Rights Agreement also contains a commitment of the Company to indemnify the holders of registration rights, subject to certain limitations.

        2000 Registration Rights Agreement. As part of the Company's merger with PatientCentrix, and the issuance of shares and options to purchase shares of the Company's Common Stock in consideration therefore, the Company and the holders of such shares and options to purchase shares Common Stock entered into a Registration Rights Agreement on October 31, 2000 (the "2000 Registration Rights Agreement"). Pursuant to the terms of the 2000 Registration Rights Agreement, the holders of at least 50% of the securities covered by the 2000 Registration Rights Agreement may require the Company, subject to certain limitations, to file a registration statement on Form S-3. The Company shall only be required to file a registration statement on Form S-3 pursuant to such a demand (i) after February 8, 2001, and (ii) if the average closing price for one share of the Company's Common Stock, as quoted on the NASDAQ National Market, for the ten days prior to such demand, exceeds $7.00 (subject to adjustment for stock splits, stock dividends, combinations, etc.). Furthermore, pursuant to the terms of the 2000 Registration Rights Agreement, the holders of these securities are entitled to registration rights in connection with any registration by the Company of its securities for its own account or the account of other securityholders. In the event that the Company proposes to register any shares of Common Stock under the Securities Act, the holders of such piggyback registration rights are entitled to receive notice of such registration and are entitled to include their shares therein.

        Each of the foregoing registration rights is subject to conditions and limitations, including the right of the underwriters in any underwritten offering to limit the number of shares of registrable securities to be included in such registration. We are required to bear all of the expenses of all such registrations, except underwriting discounts and commissions. Registration of any of the registrable securities would result in such shares becoming freely tradable without restrictions under the Securities Act immediately upon effectiveness of such registration. The 2000 Registration Rights Agreement also contains a commitment of the Company to indemnify the holders of registration rights, subject to certain limitations.

REQUIRED VOTE

        The approval of Proposal No. 1 requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Special Meeting.

        Pursuant to the terms of the PatientCentrix acquisition, the holders of an aggregate 8,480,357 shares of Landacorp Common Stock (representing approximately 57% of the shares outstanding as of the Record

Date) have agreed to vote their shares in favor of Proposal No. 1. Therefore, Proposal No. 1 will be approved at the Special Meeting even if all other stockholders vote against it.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF LANDACORP, INC. AND TO AUTHORIZE THE OFFICERS OF LANDACORP, INC. TO TAKE ALL NECESSARY ACTION, TO EFFECT AN INCREASE IN THE AUTHORIZED COMMON STOCK OF LANDACORP, INC. FROM 15,000,000 TO 50,000,000 SHARES.

                                 PROPOSAL NO. 2
                     AMENDMENT OF 1998 EQUITY INCENTIVE PLAN


GENERAL

        The Company's 1998 Equity Incentive Plan (the "Incentive Plan"), was originally adopted by the Board of Directors and approved by the stockholders in 1998. The Incentive Plan provides for grants of incentive stock options, nonstatutory stock options, and stock purchase rights to employees (including employees who are officers) of the Company and its subsidiaries. There are currently 3,000,000 shares of Common Stock reserved for issuance under the Incentive Plan. As of January 31, 2001, options to purchase 4,129,272 shares were outstanding under the Incentive Plan and 476,632 shares remained available for future grant. The Incentive Plan may be administered by the Board of Directors or by a committee appointed by the Board. On October 31, 2000, the Board of Directors approved an amendment to the Incentive Plan, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance under the plan from 3,000,000 shares to 6,500,000 shares.

        The stockholders are now being requested to consider and approve an amendment to the Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder to a new total of 6,500,000 shares. The primary purpose for the increase in shares is to make shares of Common Stock available for issuance upon exercise of options assumed in the Company's acquisition of Promedex, Inc. and merger with PatientCentrix, Inc. The Company may also use the additional shares to attract and retain employees.

SUMMARY OF THE INCENTIVE PLAN

        The essential features of the Incentive Plan are summarized below. This summary does not purport to be complete and is subject to, and qualified by reference to, all provisions of the Incentive Plan, a copy of which is available from the Company upon request.

        General. The purpose of the Incentive Plan is to attract and retain the best available personnel, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business. Options may be granted under the Incentive Plan. Options granted under the Incentive Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options.

        Administration. The Incentive Plan may generally be administered by the Board or a committee appointed by the Board. The administrators of the Incentive Plan are referred to herein as the "Administrator." The Incentive Plan is currently administered by the Compensation Committee of the Board.

        Eligibility; Limitations. Nonstatutory stock options and stock purchase rights may be granted under the Incentive Plan to employees, consultants and directors of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, consultants and directors to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

        Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Incentive Plan provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 75,000 shares of Common Stock. Notwithstanding this limit, however, in connection with an employee's initial employment, he or she may be granted options or stock purchase rights to purchase up to an additional 75,000 shares of Common Stock.

        Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

        Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The exercise price of a nonstatutory stock option shall be determined by the Administrator. The fair market value of the Common Stock is generally determined with reference to the mean of the bid and asked prices of the Common Stock for the date of grant as reported by the Wall Street Journal or the Nasdaq National Market System.

        Exercise of Option; Form of Consideration. The Administrator specifies in the option agreement when options become exercisable. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Incentive Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercise, any combination thereof, reduction of any liability to optionee, or any other legal form of consideration.

        Term of Option. The term of an option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five
(5) years from the date of grant. No option may be exercised after the expiration of its term.

        Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Incentive Plan expire on the earlier of (i) the date set forth in his or her notice of grant (which date in the case of an incentive stock option may not be more than three (3) months after the date of such termination, and in the case of a nonstatutory stock option, may not be more than six (6) months after the date of such termination), or (ii) the expiration date of such option. To the extent the option is exercisable at the time of the optionee's termination, the optionee may exercise all or part of his or her option at any time before it terminates.

        Disability. If an optionee's employment or consulting relationship terminates as a result of disability, then all options held by such optionee under the Incentive Plan expire 6 months from the date of such termination (or such longer period of time not exceeding 12 months as determined by the Administrator), but only to the extent that the optionee is entitled to exercise it on the date of termination (and in no event later than the expiration of the term of the option as set forth in the notice of grant). The optionee (or the optionee's estate or a person who has acquired the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

        Death. In the event of an optionee's death: (i) during the optionee's employment or consulting relationship with the Company where the optionee has been in continuous status as an employee or consultant of the Company since the date of the grant of the option, the option may be exercised, at any time within 6 months of the date of death (but no later than the expiration date of such option) by the optionee's estate or a person who has acquired the right to exercise the option by bequest or inheritance, but only to the extent that the optionee's right to exercise the option would have accrued if he or she had remained an employee or consultant of the Company 6 months after the date of death; or (ii) within 30 days (or such other period of time not exceeding 3 months as determined by the Administrator) after the optionee's employment or consulting relationship with the Company terminates, the option may be exercised at anytime within 6 months (or such other period of time as determined by the Administrator) following the date of death (but in no event later than the expiration date of the option) by the optionee's estate or a person who has acquired the right to exercise the option by bequest or inheritance, but only to the extent of the optionee's right to exercise the option at the date of termination.

        Nontransferability of Options: Options granted under the Incentive Plan are not transferable other than by will or the laws of descent and distribution, and may be exercisable during the optionee's lifetime only by the optionee.

        Other Provisions: The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Incentive Plan as may be determined by the Administrator.

        In the event of a liquidation or dissolution of the Company, any unexercised options will terminate. The Administrator may allow the optionees to exercise their options as to all the stock covered by such options fifteen (15) days prior to the consummation of the liquidation or dissolution.

        In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option shall be assumed or an equivalent option or right may be substituted by the successor corporation. If the successor corporation refuses to assume an option or stock purchase rights, or to substitute substantially equivalent options or rights, then the optionee shall fully vest in and have the right to exercise the option or stock purchase right as to all of the stock subject to such option or stock purchase right, including shares as to which it would not otherwise be vested or exercisable.

        Amendment and Termination of the Incentive Plan. The Board may amend, alter, suspend or terminate the Incentive Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Incentive Plan to the extent necessary to comply with
Section 162(m) of the Code and Section 422 of the Code, or any other applicable rule or statute. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the Incentive Plan without the consent of the optionee.

FEDERAL INCOME TAX CONSEQUENCES

        Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

        Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

        The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of stock purchase rights, and the Company with respect to the grant and exercise of options and stock purchase rights under the Incentive Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

REQUIRED VOTE

        The approval of Proposal No. 2 requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Special Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE COMPANY'S 1998 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER FROM 3,000,000 TO 6,500,000 SHARES.

                         FINANCIAL AND OTHER INFORMATION


        Incorporated by reference to the Financial Information included in Landacorp's Quarterly Report on form 10-Q filed with The Securities and Exchange Commission on November 14, 2000, and attached as Appendix B hereto.

                                LEGAL PROCEEDINGS

        The Company is not a party to any legal proceedings.

                                  OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. The persons named in the enclosed proxy card will vote, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournments or postponements thereof.

        It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                   APPENDIX A

CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION

                         CERTIFICATE OF AMENDMENT OF THE

               SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                               OF LANDACORP, INC.

                Landacorp, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

        A.      The name of this Corporation is Landacorp, Inc.

        B. The date of filing of this Corporation's original Certificate of Incorporation with the Secretary of State of Delaware was October 15, 1999.

        C. Pursuant to Sections 242 and 245 of the Delaware General Corporation law, this Restated Certificate of Incorporation restates, integrates and amends the provisions of the Corporation's Amended and Restated Certificate of Incorporation as follows:

                1. Article Fourth shall be amended to read in its entirety as follows:

                FOURTH: This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock which this Corporation is authorized to issue is 50,000,000, with a par value of $0.001, and the total number of shares of Preferred Stock which this corporation is authorized to issue is 8,000,000, with a par value of $0.001. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, to fix the number of shares of any such series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors is authorized, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares thereof then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation of any series, and to fix the number of shares of any series.

        IN WITNESS WHEREOF, Landacorp, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Eugene Santa Cattarina, its President, and attested by Stephen P. Kay, its Secretary, this ____ day of ________, 2001.



                                         LANDACORP, INC.




                                         ------------------------------------
                                         Eugene Santa Cattarina, President



        Attested:
                  -------------------------
                  Stephen P. Kay, Secretary

                                LANDACORP, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

                                 MARCH 22, 2001
                            10:00 A.M. (local time)
                                LANDACORP, INC.
                           4151 Ashford Dunwoody Road
                                   Suite 505
                               Atlanta, GA 30319

--------------------------------------------------------------------------------

LANDACORP, INC.
4151 Ashford Dunwoody Road, Suite 505
Atlanta, GA 30319                                                         PROXY

This proxy is solicited by the Board of Directors for use at the Special Meeting on March 22, 2001.

        The undersigned stockholder of LANDACORP, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated March 7, 2001 and hereby appoints Eugene Santa Cattarina and Stephen P. Kay, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of LANDACORP, INC. to be held on March 22, 2001 at 10:00 a.m. local time, at 4151 Ashford Dunwoody Road, Suite 505, Atlanta, GA 30319 and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE APPROVAL OF THE INCREASE IN THE AUTHORIZED COMMON STOCK, FOR THE AMENDMENT OF THE 1998 EQUITY INCENTIVE PLAN AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.



                     See reverse for voting instructions

                               Please detach here
          The Board of Directors Recommends a Vote FOR Items 1 and 2.


        1. To approve the amendment to the Certificate of Incorporation of LANDACORP, INC., and to authorize the officers of LANDACORP, INC. to take all necessary action, to effect an increase in the authorized common stock of LANDACORP, INC. from 15,000,000 shares to 50,000,000 shares.

                [ ]   For             [ ]   Against          [ ]   Abstain


        2. To approve the amendment to the Company's 1998 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder from 3,000,000 to 6,500,000 shares.

                [ ]   FOR             [ ]   AGAINST          [ ]   ABSTAIN

In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournments or postponements thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box \ \
Indicate changes below.                      Dated:
                                                    ---------------------------


                                             -----------------------------------
                                             Signature(s)

                                              (This Proxy should be marked,
                                              dated and signed by the
                                              stockholder(s) exactly as his or
                                              her name appears on the stock
                                              certificate(s), and returned
                                              promptly in the enclosed envelope.
                                              A corporation is requested to sign
                                              its name by its authorized
                                              officer, with the office held
                                              designated. Persons signing in a
                                              fiduciary capacity should so
                                              indicate. If shares are held by
                                              joint tenants or as community
                                              property, both should sign.)